                                2,250,000 Shares

                       Ditech Communications Corporation

                                  Common Stock

                               ($0.001 Par Value)

                         EQUITY UNDERWRITING AGREEMENT

                                                              September __, 1999

Deutsche Bank Securities Inc.
BancBoston Robertson Stephens
Hambrecht & Quist LLC
As Representatives of the
   Several Underwriters
c/o Deutsche Bank Securities Inc.
1 South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Ditech Communications Corporation, a Delaware corporation (the "Company") and certain Stockholders of the Company named in Part A of Schedule II hereto (the "Selling Stockholders"), propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,250,000 shares of the Company's Common Stock, $0.001 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Selling Stockholders also propose to sell at the Underwriters' option an aggregate of up to 337,500 additional shares of the Company's Common Stock (the "Option Shares") as set forth below in Part B of Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein as the "Sellers".

     As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING
STOCKHOLDERS.

           (a) The Company represents and warrants to each of the Underwriters as follows:

                   (i) A registration statement on Form S-1 (File No. 333- _______) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended at the time it became effective together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                   (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The reincorporation of the Company from a California corporation into a Delaware corporation (the "Merger") was duly and properly authorized and the Agreement and Plan of Merger between Ditech Corporation, a California corporation, and Ditech Merger Corporation, a Delaware corporation was duly filed in each of the States of California and Delaware in accordance with the Delaware and California corporation laws, the successor Company succeeded to all rights, privileges and obligations of the predecessor company, and the offer and sale of the securities issued in connection with the Merger were in compliance with the applicable federal and state securities laws. The Company has no subsidiaries. The 1997 restructuring of the Company's California predecessor described in the Prospectus, and all redemptions of securities, mergers and asset sales occurring in connection with the restructuring, the redemptions of all prior securities of the Company (and its predecessors in California), including redemption of the Series C Preferred Stock of the Company's California predecessor prior to the closing of its initial public offering and redemption of the Series A Preferred Stock of the Company's California predecessor simultaneously with the closing of its initial public offering, and the reincorporation of the Company's California predecessor in Delaware ("Prior Transactions") have been duly authorized and were executed in compliance with the applicable federal and state securities law. The Prior Transactions did not result in any material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its predecessors or prospects of the Company as described in the Prospectus ("Material Adverse Effect") or cause the Company and its predecessors to incur any liability, tax or adverse accounting treatment except as disclosed in the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except for those jurisdictions in which the failure to so qualify has not had a Material Adverse Effect.

                   (iii) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws. The Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. No preemptive rights of stockholders, or other rights to subscribe to, exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration or purchase of any shares of Common Stock. All prior securities of the Company (and its predecessors in California) have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with the applicable federal and state securities laws.

                   (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the requirements of the Delaware General Corporate Law.

                   (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement does not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and the Prospectus and any amendments and supplements thereto as filed with the Commission under Rule 424(b) under the Act do not contain, and will not contain, any untrue statement of material fact, and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                   (vi) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                   (vii) PriceWaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                   (viii) Except as disclosed in the Registration Statement and Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any Material Adverse Effect or to prevent the consummation of the transactions contemplated hereby.

                   (ix) The Company has good and marketable title to all of the properties and assets reflected in the financial statements or as described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or as described in the Registration Statement and Prospectus, a document filed as an exhibit to the Registration Statement or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and Prospectus.

                   (x) The Company has filed all Federal, State, local and foreign tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company (as described in the Registration Statement and Prospectus), and the Company does not know of any actual or proposed additional material tax assessments that if assessed would have a Material Adverse Effect.

                   (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any Material Adverse Effect or, to the Company's knowledge, any development involving a prospective Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is reasonably likely of being entered into by the Company and required to be disclosed in the Prospectus, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                   (xii) The Company neither is nor, with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation or By-Laws or under any material agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party, or of the Certificate of Incorporation or By-Laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body.

                   (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect. None of the offerings by the Company of its securities before or during this offering of the Shares is part of this offering of the Shares or part of a single plan of financing together with this offering of the Shares.

                   (xiv) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business except where the failure to hold such would not have a Material Adverse Effect. Except as specifically disclosed in the Prospectus, the Company has sufficient trademarks, trade names, patents, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted and to the Company's knowledge as proposed to be conducted. The Company has not infringed any trade names, patents, patent rights, mask works, copyrights, license, trade secret or other similar right of others. No claim has been made against the

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Company regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a Material Adverse Effect. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

                   (xv) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act of 1934, as amended.

                   (xvi) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

                   (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xviii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

                   (xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                   (xx) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and Prospectus.

                   (xxi) Neither the Agreement and Plan of Merger dated as of April 21, 1999 between the Company and Ditech Corporation, a California corporation, nor the exchange of shares consummated in connection therewith contravened, conflicted with or resulted in a material violation or breach of, or resulted in a material default under, any provisions of any material agreement or contract of the Company or its predecessor California corporations, except for (i) any contravention, conflict, violation, breach or default which could not reasonably be expected to result in a Material Adverse Effect or which was waived or consented to; (ii) gave any person the right to (a) declare a default or exercise any remedy under any such agreement or contract, except where any such default or exercise of a remedy could not reasonably be expected to result in a Material Adverse Effect on the Company, (b) accelerate the maturity or performance of any such agreement or contract, except where such acceleration could not reasonably be expected to result in a Material Adverse Effect on the Company, or (c) cancel, terminate or modify any such contract, except where any such cancellation, termination or modification could not reasonably be expected to result in a Material Adverse Effect on the Company; or (iii) result in the imposition or creation of any encumbrance upon or with respect to any of the shares of capital stock or the assets of the Company, except where such encumbrance would not result in a Material Adverse Effect on the Company.

                   (xxii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus

                   (xxiii) All holders of a material portion of the securities of the Company and its Subsidiaries having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

                   (xxiv) This Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Selling Stockholders and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited as a matter of applicable public policy or by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principles.

                   (xxv) The Shares are listed on the Nasdaq National Market subject to notice of listing.

                   (xxvi) Except as disclosed to the Underwriters, the Company is not (nor did it permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, other than as described in the Prospectus, taking any of the following actions: (A) solicit, entertain, encourage, initiate or participate in any proposals, or conduct discussions with or engage in negotiations, relating to, (B) provide information with respect to it relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt with regard to, (C) enter into an agreement providing for, or (D) make or authorize any statement, recommendation or solicitation in support of, any possible acquisition of the Company (whether by merger, purchase of assets, tender offer or otherwise), or any material portion of its or their capital stock or assets or any equity interest in the Company

                   (xxvii) The Company's Common Stock is duly and validly registered pursuant to the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                   (xxviii) The Company's Common Stock is listed on the Nasdaq National Market.

                   (xxix) The Company has not at any time (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental office or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                   (xxx) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                   (xxxi) The Company has duly filed on a timely basis with the Commission all reports, registration statements, and other documents required by the Act, the Exchange Act, or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act. All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act, the Exchange Act or the rules and regulations of the Commission promulgated pursuant to the Act or the Exchange Act, as appropriate. None of such reports, registration statements or other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (b) The Selling Stockholders severally but not jointly represent and warrant as follows:

                   (i) Such Selling Stockholder now has and at the Option Closing Date (as such date is hereinafter defined) will have good and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of, against payment for, such Shares, as applicable, pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

                   (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, National Association of Securities Dealers, Inc. (the "NASD") rules or state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents as such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other material agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                   (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                   (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company which is not set forth in the Registration Statement. The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

                   (v) Neither such Selling Stockholder nor any of such Selling Stockholder's affiliated directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or has any other association (within the meaning of Article I, Section l(m) of the by-laws of the NASD) or affiliation with, any member firm of the NASD.

                   (vi) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with U.S. Stock Transfer Corporation, as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Stockholder for delivery of any Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that any Shares represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or Option Shares hereunder, certificates for the Firm Shares or Options Shares, as applicable, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Firm Shares or Option Shares held by it against delivery of such Firm Shares or Option Shares.

                   (vii) This Agreement has been duly executed and delivered by the Selling Stockholders and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited as a matter of applicable public policy or by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principals.

     2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

           (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[__] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.


           (b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds by wire transfer to the account of the Company at Bank of Boston, N.A., 100 Federal Street, Boston, MA 02110 (numbered 804-85586) and to an account designated by the Custodian for the Selling Stockholders against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the offices of Deutsche Bank Securities Inc., 1 South Street, Baltimore, Maryland 21202 at 10:00 a.m., Eastern Standard time, on the third business day after the date of this Agreement, if this Agreement is executed and delivered after 4:30 p.m. Eastern Standard time on the third business day after the date of this Agreement, on the fourth business day after the date of this Agreement, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

           (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Stockholders setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares being purchased, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds to the order of the Company for the Option Shares to be sold by it and to the order of the Custodian for the Option Shares to be sold by the Selling Stockholders against delivery of certificates therefor at the offices of Deutsche Bank Securities Inc., 1 South Street, Baltimore, Maryland 21202

           d) If on the Option Closing Date, any Selling Stockholder fails to sell the Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in Part B of Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represent the Option Shares which such Selling Stockholder has failed to so sell, as set forth in Schedule II thereto, or such lesser number as may be requested by the Representatives.

         3. OFFERING OF THE SHARES BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

         (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The

Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.


         (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.


         (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.


         (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.


         (g) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus. The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.


         (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder and Common Stock issued by the Company pursuant to a stock option or purchase plan described in the Prospectus or with the prior written consent of Deutsche Bank Securities Inc..


         (i) The Company has caused each officer, director and all securityholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Deutsche Bank Securities Inc. ("Lockup Agreements") except as the Company has specifically advised you in writing at the signing of this Agreement that the Company has not obtained such Lockup Agreement, and you have acknowledged such in writing.


         (j) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.


         (k) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act (the "1940 Act").


         (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.


         (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.


         (n) The Selling Stockholders covenant and agree with the several Underwriters that:

              (i) No offering, sale, short sale or other disposition of any shares of Common Stock or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which such Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc.

             (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date or Option Closing Date, as applicable, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of Common Stock,.

         5. COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and to the extent required by the Amended and Restated Registration Agreement, dated as of March [ ], 1999, by and among the Company and the other parties thereto (the "Registration Agreement"), the fees and disbursements of counsel to the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering of the Shares, the fees and expenses of such counsel shall be borne by such Selling Stockholders to the extent the Company is not required to bear such expenses pursuant to the Registration Agreement. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries.
The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Reprsentatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.


         (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Cooley Godward LLP counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters set forth in Attachment A hereto.

         In rendering such opinion Cooley Godward LLP may rely as to matters governed by the laws of states other than California, Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case Cooley Godward LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Cooley Godward LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, legal opinions from Flehr Hohbach Test Albritton & Herbert LLP dated the Closing Date or the Option Closing Date, as the case may be, with respect to certain intellectual property matters, which collectively shall opine to the effect that:

              (i) The Company owns all patents described in the Prospectus as being owned by it or necessary for the conduct of its business, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing.

             (ii) Such counsel is not aware of any legal actions, claims or proceedings pending or threatened against the Company alleging that the Company is infringing or otherwise violating any patents or trade secrets owned by others other than those identified in the Prospectus.

            (iii) Such counsel has reviewed the descriptions of patents and patent applications under the captions "Risk Factors--Our ability to compete successfully will depend, in part, on our ability to protect our intellectual property rights, which may not be able to protect", "Risk Factors--Our products employ technology that may infringe on the proprietary rights of third parties, which may expose us to litigation" and "Business--Patents and Intellectual Property" in the Registration Statement and Prospectus, and, to the extent they constitute matters of law or legal conclusions, these descriptions are accurate and fairly and completely present the patent situation of the Company.

             (iv) Such counsel is aware of nothing that causes such counsel to believe that, as of the date that the Registration Statement became effective and as of the date of such opinion, the description of patents and patent applications under the captions "Risk Factors--Our ability to compete successfully will depend, in part, on our ability to protect our intellectual property rights, which may not be able to protect", "Risk Factors--Our products employ technology that may infringe on the proprietary rights of third parties, which may expose us to litigation" and "Business--Patents and Intellectual Property" in the Registration Statement and Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, including without limitation, any undisclosed material issue with respect to the subsequent validity or enforceability of such patent or patent issuing from any such pending patent application.


         (d) The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially to the effect specified in subparagraphs (vi) and
(vii) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, related notes, schedules and other financial or statistical information therein). With respect to such statement, Wilson Sonsini Goodrich & Rosati may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.


         (e) The Representatives shall have received at or prior to the Closing Date from Wilson Sonsini Goodrich & Rosati a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.


         (f) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PriceWaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants'

"comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

         (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates executed by the Chief Executive Officer and the Chief Financial Officer on behalf of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

              (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and to his knowledge, no proceedings for such purpose have been taken or are, contemplated by the Commission;

             (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

            (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

             (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

              (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been to his knowledge, any material adverse change that would have a Material Adverse Effect, whether or not arising in the ordinary course of business.

         (h) The Representatives shall have received a certificate, dated as of the Closing Date or Option Closing Date, as the case may be, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of such Closing Date or Option Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his or its part to be performed or satisfied prior to such Closing Date or Option Closing Date, as the case may be.

         (i) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein as the Representatives may reasonably have requested.

         (j) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

         (k) The Lockup Agreements described in Section 4(j) are in full force and effect.

         (l) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion from Cooley Godward LLP and certain other counsel for each Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

              (i) This Agreement has been duly authorized and executed and delivered on behalf of the Selling Stockholder.

             (ii) The Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder.

            (iii) The Custodian Agreement and the Power of Attorney executed and delivered by each Selling Stockholder is valid and binding.

             (iv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Stockholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

              (v) In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than California, the corporate laws of Delaware or federal securities laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the underwriters are justified in relying on such other counsel.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, Selling Stockholders, Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8. INDEMNIFICATION.

         (a)    The Company agrees:

              (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that
(1) the indemnity agreements of the Company contained in this Section 8(a)(i) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (2) the indemnity agreement contained in this Section 8(a)(i) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Common Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

             (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Selling Stockholders severally and not jointly agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above. In no event, however, shall the liability of any Selling Stockholder for indemnification and contribution under this Section 8 exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering of the Shares. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

         (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholders or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholders or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this

Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (d) shall be available to any party who shall fail to give notice as provided in this
Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party or indemnified parties and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one counsel retained by the indemnified parties in the event (i) the indemnifying parties and the indemnified parties shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying parties and the indemnified parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying parties shall have failed to assume the defense and employ counsel acceptable to the indemnified parties within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying parties shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying parties agree to indemnify the indemnified parties from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Compny and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the proceeds received by such Selling Stockholder in the offering of the Shares. The Underwriters' obligations in this
Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by
the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9.  DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company or a Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 101 California Street, 48th Floor, San Francisco, California 94111, attention: Tony Meneghetti; with a copy to Deutsche Bank Securities Inc., One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention:
General Counsel; if to the Company, to

         Bill Tamblyn
         Ditech Communications Corporation
         825 E. Middlefield Road
         Mountain View, CA 94043

and if the Selling Stockholders, to

                -----------------------------
                -----------------------------
                -----------------------------

     11. TERMINATION.

         This Agreement may be terminated by you by notice to the Company as follows:

         (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

         (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Commission on the Nasdaq National Market or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (c)   as provided in Sections 6 and 9 of this Agreement.

     12. SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. INFORMATION PROVIDED BY UNDERWRITERS.

         The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

     14. MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       DITECH COMMUNICATIONS CORPORATION

                                       By
                                          -------------------------------------

                                       SELLING STOCKHOLDERS
                                       LISTED ON SCHEDULE II

                                       By
                                          -------------------------------------


         The foregoing Underwriting is hereby confirmed and accepted as of the date first above written.


                                       DEUTSCHE BANK SECURITIES INC.

                                       ----------------------------------------
                                       As Representatives of the several
                                       Underwriters listed on Schedule I

                                       By: Deutsche Bank Securities Inc.

                                       By:
                                          -------------------------------------
                                           Authorized Officer

                                         SCHEDULE I

                                  SCHEDULE OF UNDERWRITERS

                                                    Number of Firm Shares to
                           Underwriter                      be Purchased
                           -----------                      ------------





                                       TOTAL                ==========

                                          SCHEDULE II

                                             PART A

                                      SELLING STOCKHOLDERS









                                             PART B

                                    SCHEDULE OF OPTION SHARES

                                 Maximum Number of                   Percentage of
                                 Option Shares to                   Total Number of
Name of Seller                        be Sold                        Option Shares
--------------                   -----------------                  ---------------



                             ATTACHMENT A


1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, to our knowledge, has no subsidiaries. The Company is duly qualified as a foreign corporation to conduct its business and is in good standing in California, Minnesota and Texas.

2. The execution and delivery of the Agreement and Plan of Merger dated as of April 21, 1999 (the "Merger Agreement") between Ditech Corporation, a California corporation ("Ditech California"), and Ditech Merger Corporation, a Delaware corporation ("Ditech Delaware"), was duly authorized by all necessary corporate action on the part of each of Ditech California and Ditech Delaware. Each of Ditech California and Ditech Delaware had all necessary corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of California and the Secretary of State of Delaware, and to consummate the merger contemplated by the Merger Agreement. At the time of execution and filing, the Merger Agreement constituted a valid and binding obligation of each of Ditech California and Ditech Delaware, enforceable in accordance with its terms, except as enforceability might have been limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general equity principles and to limitations on availability of equitable relief. The merger became effective on April 21, 1999. The execution and delivery of the Merger Agreement by Ditech California and Ditech Delaware and the consummation of the merger contemplated therein did not violate or give any person a right to cancel, terminate or modify any agreement or instrument filed as an exhibit to the Registration Statement.

3. The Company had authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein; the outstanding shares of the Company's Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; certificates for the Common Stock of the Company in the form filed as exhibits to the Registration Statement, are in due and proper form under Delaware law; the Shares to be sold by the Company have been duly authorized and, when issued and delivered by the Company and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. No preemptive rights of stockholders exist in the Certificate of Incorporation, Bylaws and, to our knowledge, any agreement or instrument to which the Company is a party or by which it is bound with respect to any of the Shares or the issue or sale thereof.

4. Except as described in or contemplated by the Prospectus, to our knowledge, (a) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to or subscribe for any shares of capital stock of the Company, and (b) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to our knowledge no holder of any securities of the Company or any other person has the right, which has not been satisfied or effectively waived, (i) to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement, or (ii) to require registration under the Act of any shares of Common Stock or other securities of the Company.

5. The statements under the captions "Management -- Limitation on Directors' and Officers' Liability," "Management -- Benefit Plans," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize the information called for with respect to such documents and matters to the extent required under the Act and the Rules and Regulations.

6. We have received oral confirmation from the staff of the Commission that the Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or is pending before or overtly threatened by the Commission.

7. At the time it became effective and as of the date hereof, the Registration Statement and the Prospectus complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except for the financial statements, related schedules, other financial information and statistical information derived therefrom included in the Registration Statement and Prospectus, as to which we express no opinion).

8. To our knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized to the extent required by the Act and the Rules and Regulations.

9. To our knowledge, there are no material legal or governmental proceedings pending or overtly threatened against the Company required to be disclosed in the Prospectus except as disclosed therein.

10. The execution and delivery of the Underwriting Agreement and the consummation of the transactions therein contemplated (other than the indemnification and contribution obligations of the Company thereunder, as to which we express no opinion) do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any agreement or instrument filed as an exhibit to the Registration Statement.

11. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

12. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of the Underwriting Agreement and the consummation of the transactions therein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made.

13. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

14. The execution and delivery of the Agreement and Plan of Merger dated as of April 2, 1997 (the "ACP Merger Agreement") between Ditech Corporation, a California corporation ("Old Ditech California"), and Automated Call Processing Corporation, Inc., a California corporation ("ACP"), was duly authorized by all necessary corporate action on the part of each of Old Ditech California and ACP. Each of Old Ditech California and ACP had all necessary corporate power and authority to execute and deliver the ACP Merger Agreement, to file the ACP Merger Agreement with the Secretary of State of California, and to consummate the merger contemplated by the ACP Merger Agreement. The merger became effective on April 2, 1997.

15. All of the shares of Series C Preferred Stock of the Company outstanding on April 29, 1999, and Series A Preferred Stock outstanding prior to the Closing, have been redeemed in accordance with the Delaware General Corporation Law and the terms of the Company's Certificate of Incorporation.



                                 * * * * *

In the course of the preparation of the Registration Statement and the Prospectus, we have participated in discussions and conferences with officers of the Company, representatives of its independent public accountants, representatives of the Underwriters and their counsel during which contents of the Registration Statement and the Prospectus were discussed, and while we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement or Prospectus, we advise you that no facts have come to our attention which would lead us to believe that the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, related schedules, other financial information and statistical information derived therefrom included in the Registration Statement and Prospectus, as to which we express no view).